                                                                    EXHIBIT 99.1



[Logo State of Nevada]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

        ------------------------------
        Certificate of Change Pursuant
               to NRS 78.209
        ------------------------------

Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
                         For Nevada Profit Corporations

1. Name of corporation:
Zapata Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock-16,500,000 shares -$0.01 par value; Preferred Stock-200,000 shares-$0.01 par value; Preference Stock-1,800,000 shares-$0.01.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock-132,000,000 shares-$0.01 par value; Preferred Stock-1,600,000 shares-$0.01 par value; Preference Stock-14,400,000 shares-$0.01 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

8 shares of Common Stock will be issued for each issued share of common stock outstanding before the change. No shares of Preferred Stock or Preference Stock are outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.

7. Effective date of filing (optional): April 6, 2005 at 5:00 p.m. Eastern Time
                                       -----------------------------------------
                                          (must not be later than 90 days
                                           after the certificate is filed)

8. Officer Signature: Leonard DiSalvo                   Vice President - Finance
                     ---------------------------------  ------------------------
                                Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.     Nevada Secretary of State
                                                                  AM 78.209 2003
                                                            Revised on: 10/24/03